Exhibit 99.9

                           WARRANTS TO PURCHASE SHARES
                   OF COMMON STOCK OF FIDELITY FEDERAL BANCORP

                            Number of Warrants: _____

Registered Number:                                           CUSIP: _____
    ______

     This Warrant Certificate certifies that _____ or registered assigns (the "Holder"), is the owner of _____ Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from Fidelity Federal Bancorp, an Indiana corporation (the "Company"), one share of the common stock, no par value, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $3.00 per share (subject to adjustment as provided herein), less the purchase price of the Warrant ($0.50 per Warrant). This Warrant Certificate represents only Warrants issued pursuant to a Shareholder Rights Agreement dated _____ between the Company and ______ (the "Agreement").

     The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

1.   EXERCISE OF WARRANTS

     Exercise of Warrants. The Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the office of Fidelity Federal Bancorp, 18 NW Fourth Street, PO Box 1347, Evansville, Indiana 47706-1347 (the "Transfer Agent") (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date hereof and expiring at 5 p.m., Central time, on o (the "Exercise Period") and by payment to the Company of the purchase price for such shares by certified check or bank draft or by surrender of the Company's 9.00% Junior Subordinated Notes due 2008 at their face amount plus accrued and unpaid interest, held by such Holder, at the Holder's option. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to
     Section 2E hereof, shall be delivered to the Holder promptly and in no event later than ten (10) days after the Warrants shall have been exercised, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.

2.   ADJUSTMENTS

A. Adjustments. The Exercise Period and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

     (1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend with respect to its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

     (2) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon exercise of each Warrant is adjusted pursuant to Section 2A(1), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (3) De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustment which by reason of this Section 2A(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

     (4) Duty to Make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 2A are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

D. Notice to Holder of Record Date; Dissolution; Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder notice of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time after the date thereof, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, distribution or payment, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrants then in effect, that such Holder would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, the record date therefore) and any right of a Holder to exercise the Warrants shall terminate.

E. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on Exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2E, be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined bythe Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

3.   NO VOTING RIGHTS

     This Warrant Certificate shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

4.   EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK

     The Holder of this Warrant Certificate agrees to be bound by the provisions contained in the Agreement with respect to the limitations, including the limitations imposed for Secrities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.

5.   WARRANTS TRANSFERABLE

     Subject to the provisions of Section 4, this Warrant Certificate and the Warrants it evidences are transferable, in whole or in part, without charge to the Holder, at the office or agency of the Company referred to in
     Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed. Each taker and Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered older hereof as the owner for all purposes.

6.   CLOSING OF BOOKS

     The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

7.   WARRANTS EXCHANGEABLE, LOSS, THEFT, ETC.

     The Warrant Certificate is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by said Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

8.   MERGERS, CONSOLIDATIONS, ETC.

A. If the Company shall merge or consolidate with another corporation, the Holder of this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property, cash, or combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property, cash or combination thereof receivable upon such merger or consolidation).

B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than elimination of par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock into two or more classes or series of shares) or in the case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than elimination of par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock into two or more classes or series of shares) this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares (including, if applicable, Common Stock), other securities, property, cash, or combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property, cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

9.   RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

     The rights and obligations of the Company, the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Section 4 of this Warrant Certificate, shall survive exercise of the Warrants.

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                             SUBSCRIPTION AGREEMENT

Dated: _________________        To: Fidelity Federal Bancorp  Date: ___________
Fidelity Federal Bancorp
                                    The undersigned, pursuant to the provisions
   By:__________________        set forth in the attached Warrant Certificate
                                and the Agreement, hereby agrees to subscribe
                                for and purchase__________ shares of the Common
                                Stock covered by such Warrant Certificate, and
                                tenders payment herewith in full thereof at the
                                price per shares provided by such Warrant
                                Certificate.
Attest:                         Holder:
                                       ----------------------------------------
                                By:
                                   --------------------------------------------

                                Its
                                   --------------------------------------------
------------------------
(secretary)                     Address:
                                        ---------------------------------------

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                                 ASSIGNMENT FORM
                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -    as tenants in common

         TENANT  -    as tenants by the entireties
         JTTEN   -    as joint tenants with
                      rights of survivorship and
                      not as tenants in common

UNIF TRANF MIN ACT -                      Custodian
                    ---------------------           ---------------------
                           (Cust)                           (Minor)

               under Uniform Transfers to Minors

               Act
                  -------------------------------------------------------
                                          (State)

     Additional abbreviations may also be used though not in the above list.
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     FOR VALUE RECEIVED, the undersigned registered holder of the attached
Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants that are evidenced by the Warrant Certificate that are not being assigned hereby) all of the right of the undersigned under the Warrant Certificate, with respect to the number of Warrants set forth below:

                                     Social Security or other
Names of                              identifying number of      Numbers of
Assignee(s)         Address                Assignee(s)            Warrants
-----------         -------                -----------            --------



and does hereby irrevocably constitute and appoint _______________________ The undersigned's attorney in fact to make such transfer on the books of ________________________ maintained for the purpose, with full power of substitution in the premises.

Date:
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THE SIGNATURE(S) SHOULD BE GUARANTEED     NOTICE: The signature to this
BY AN ELIGIBLE GUARANTOR INSTITUTION,     assignment must correspond with
(BANKS, STOCKBROKERS, SAVINGS AND         the name(s) as written upon the face
LOAN ASSOCIATIONS AND CREDIT UNIONS       of the within instrument in every
WITH MEMBERSHIP IN AN APPROVED            particular, without alteration or
SIGNATURE GUARANTEE MEDALLION PROGRAM),   enlargement or any change whatever.
PURSUANT TO S.E.C. RULE 17Ad-15.